Exhibit 99.1

ChineseInvestors.com, Inc. Announces Board of Directors Appointments

SAN GABRIEL, CA (November 1 , 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announced that it has appointed Delray Wannemacher and Patrick Leung as Independent Directors and Keevin Gillespie as an Executive Director effective November 1, 2017. Mr. Wannemacher and Mr. Leung will also serve on the Company’s Audit Committee along with its recently appointed Chief Financial Officer Paul Dickman.

We are extremely pleased to welcome Delray, Patrick and Keevin to the ChineseInvestors.com, Inc.’s Board of Directors,” stated Warren Wang, Chief Executive Officer of ChineseInvestors.com, Inc. “Their financial and industry experience make these gentlemen excellent choices for the Company’s Board as we continue to grow our Financial Services/Media Division and further develop our Consumer Retail Division. We also look forward to Delray’s and Patrick’s service on the Company’s Audit Committee alongside CFO Paul Dickman.”

Mr. Wannemacher has more than 20 years of experience helping build and finance both private and public emerging growth companies. As the current CEO for First Look Equities, he sets the strategic vision for the company’s national and global operations. Mr. Wannemacher also has extensive experience building investment communities by leveraging technology and services to streamline the capital formation process. His experience covers a wide variety of sectors including internet, software, finance, crowdfunding portals, media, communications, EB5 projects, global investments and trade. Through his efforts, Mr. Wannemacher has helped a variety of public and private companies to raise hundreds of millions of dollars. For more information: www.firstlookequites.com/about

Mr. Wannemacher also serves on the Executive Board at The World Trade Center of Atlanta where he is the Vice President of Business Development responsible for developing corporate partnerships and sponsorships. In addition, Mr. Wannemacher currently serves as the Vice Chair for World Trade Day which focuses on global trade and investments. For more information: www.wtcatlanta.com/about/ and www.worldtradeday.com

Mr. Leung, has over 20 years’ experience as a Certified Public Accountant and is a member of CPA Australia, the Hong Kong Institute of Certified Public Accountants, and the Association of International Professional Accountants. Mr. Leung has also held several Board seats including his current positions as an Independent Director at Daisho Microline Holdings Limited, where he also serves as the Chairman of the Audit Committee and is a member of the Remuneration and Nomination Committee; an Executive Director and Secretary for Kirin Group Holdings Limited where he acts as a liaison between the company and its auditors, financial advisors, lawyers and regulators; and an Independent Director at Biostar Pharmaceuticals, Inc. where he is also Chairman of the Audit Committee, Nomination and Compensation Committees.

Mr. Gillespie is President of ChineseInvestors.com, Inc.’s wholly owned subsidiary, ChineseHempOil.com, Inc. Prior to that he served as Vice President of sales for the Company and was integral in helping Mr. Wang to build ChineseInvestors.com, Inc. into what it is today. Prior to joining ChineseInvestors.com, Inc. and ChineseHempOil.com, Inc., Mr. Gillespie served as Vice President of Sales, Branch Manager, HR Director/Recruiter, and Senior Account Executive at various investment firms where he managed the placement of several initial public offerings and private placements.

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About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:
ChineseInvestors.com, Inc.
227 W. Valley Blvd, #208 A
San Gabriel, CA 91776

Investor Relations:
Alan Klitenic
+1.214.636.2548

Corporate Communications:
NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com
212.418.1217 Office
Editor@NetworkNewsWire.com

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